UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2011 (January 16, 2011)

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 26, Orient Global Headquarter Lane 118, Yonghe Road Zhabei District, Shanghai 200072 People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  2010 Equity Incentive Plan

On January 16, 2011, the Board of Directors (the “Board”) of China-Biotics, Inc. (the “Company”), on the recommendation of the Company’s Compensation Committee, authorized and approved the 2010 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to retain the services of Eligible Recipients, to secure and retain the services of new Eligible Recipients, and to provide incentives for Eligible Recipients to exert maximum efforts for the success of the Company.  An “Eligible Recipient” means any employee, director, or consultant of the Company, or employee, director, or consultant of a parent or subsidiary of the Company.

Awards under the Plan may be in the form of (i) incentive stock options; (ii) nonstatutory stock options; (iii) restricted stock grants; (iv) restricted stock unit grants; and (v) stock appreciation rights (each, a “Stock Award” and collectively, “Stock Awards”).

The Plan will be administered by the Board or a committee (the “Administrator”).  Subject to the terms of the Plan, the Administrator will have the sole discretion to (i) determine which Eligible Recipients will be granted Stock Awards; (ii) determine the terms and conditions of Stock Awards, including, without limitation, the number of shares subject to an award, vesting criteria, performance conditions, and the manner of exercise; (iii) construe and interpret the Plan and any Stock Awards granted under the Plan; (iv) subject to the terms of the Plan, amend the Plan or any Stock Award; and (v) exercise such powers and perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

A total of 1,500,000 shares of common stock are available for issuance under the Plan.  The shares may be unissued or reacquired shares, bought on the market or otherwise.  If any Stock Award granted under the Plan expires or otherwise terminates without having been exercised in full, or if any shares of common stock issued pursuant to a Stock Award granted under the Plan are forfeited or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting or exercise of such shares, then any such expired, terminated, repurchased, or forfeited shares will become available for issuance under the Plan.  In no event will an Eligible Recipient receive a Stock Award during any one calendar year covering in the aggregate more than 500,000 shares of common stock.

Incentive stock options may be granted only to Employees of the Company, as that term is defined in the Plan.  Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code (the “Code”).  To qualify as “incentive stock options” under Section 422 of the Code, however, the Plan must be approved by the Company’s stockholders within 12 months of its adoption by the Board.  To the extent that the aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year exceeds $100,000, the options or portions thereof that exceed such limit (according to the order in which the options were granted) will be treated as non-statutory stock options.  The Company intends to seek stockholder approval of the Plan at the 2010 Annual Meeting of Stockholders, which is to be held on March 9, 2011 (the “Annual Meeting”).

Awards of restricted stock or restricted stock units granted pursuant to the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code will be subject to the attainment of performance goals relating to performance criteria selected by the Board.

The Administrator may suspend or terminate the Plan at any time.  Unless sooner terminated by the Administrator, the Plan will terminate on the day before the 10th anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is later.  No stock award may be granted under the Plan while the Plan is suspended or after it is terminated.  Suspension or termination of the Plan will not impair the rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the participant.

The summary of the terms and conditions of the Plan contained in this Current Report is qualified in its entirety by reference to the full text of the Plan, which the Company plans to file as an exhibit to the Registration Statement on Form S-8.

Employment Agreement with Mr. Travis Cai, Chief Financial Officer

On January 16, 2011 (the “Grant Date”), the Company entered into a written employment agreement (the “Employment Agreement”) with Mr. Travis Cai, who was appointed as the Chief Financial Officer of the Company on January 22, 2010.  As agreed at the time Mr. Cai commenced his employment with the Company, Mr. Cai will receive a base salary of $150,000 per year and options to purchase 150,000 shares of the Company’s common stock (the “Cai Options”).

The Cai Options shall vest over four 12-month periods in a series of 48 successive monthly installments on the last day of each month (beginning with the calendar month including the Grant Date) as follows: During the first 12-month period, the Cai Options will vest in equal installments such that on the one-year anniversary of the Grant Date, 20% of the Cai Options shall be fully vested.  During the second 12-month period, the Cai Options will vest in equal installments such that on the two-year anniversary of the Grant Date, an additional 20% of the Cai Options shall be fully vested.  During the third 12-month period, the Cai Options will vest in equal installments such that on the three-year anniversary of the Grant Date, an additional 30% of the Cai Options shall be fully vested.  During the fourth 12-month period, the Cai Options will vest in equal installments such that on the four-year anniversary of the Grant Date, an additional 30% of the Cai Options shall be fully vested (the “Vesting Schedule”); provided, however, that the Cai Options shall become exercisable only upon stockholder approval of the Plan at the Annual Meeting.   The exercise price of each of the Cai Options is $14.81 per share (the “Exercise Price”), which is equal to the weighted average closing price per share of the Company’s common stock on the NASDAQ Stock Exchange over the most recent two-week period prior to the Grant Date.

In addition, the Employment Agreement requires, as a condition to Mr. Cai’s employment, that Mr. Cai enter into a Confidential Information and Inventions Agreement with the Company.

This description of the Employment Agreement contained in this Current Report is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Grant of Stock Options to Mr. Song Jinan, Chief Executive Officer, President, Secretary, Treasurer, and Director

On the Grant Date, and pursuant to the Plan, the Company also granted to Mr. Song Jinan, Chief Executive Officer, President, Secretary, Treasurer, and a Director of the Company, options to purchase 300,000 shares of the Company’s common stock at the Exercise Price (the “Song Options”).  The Song Options shall vest according to the Vesting Schedule; provided, however, that the Song Options shall become exercisable only upon stockholder approval of the Plan at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	China-Biotics, Inc. Employment Agreement with Travis Cai, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc. (Registrant)
Date: January 21, 2011	By:	/s/ Song Jinan
Song Jinan Chief Executive Officer, President, Treasurer and Secretary